[redacted]

COUNTER OFFER # 1

This is a Counter Offer from ☑ Seller to Buyer OR ☐ Buyer to Seller

Seller Name: [redacted] **Seller Name:** ____________________

Buyer Name: Arrived Holdings, Inc. **Buyer Name:** ____________________

The undersigned agree to and accept the Purchase and Sale Agreement with an offer date of ____________ for the purchase of real property commonly known as:

1129 Hilliard Ln, Clarksville, TN 37042

Address, City, State, Zip

With the following exceptions:

Counter Offer: - Line 4: Seller's name is Opendoor Property Trust I
- Line 40: Purchase price - $382,500 AS-IS
- Line 23: All items present are convey
- Line 26: The security system and electronic door lock do not convey
- Line 146-147: Seller to pay $0 buyer expense as outlined in Line 131-139
- Line 150 - 151: Tennessee Title Services LLC;
- Line 153 - 154: Tennessee Title Services LLC TNnasbuyer@TNtitle.com 7000 Executive Center Ste 290 Brentwood, TN 37027
- Line 156: Cashier Check or Wire Transfer to Tennessee Title Services
- Line 298: 7 Days PASS/FAIL ONLY
- Line 316: 3 Business Days
- Line 335: 2 days or less
- Exhibits and Addenda - Opendoor Addendum & Affiliated Business Arrangement Disclosure

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL ATTACHED PURCHASE AND SALE AGREEMENT ARE ACCEPTABLE TO THE UNDERSIGNED. ALL TERMS AND CONDITIONS PROPOSED IN PREVIOUS COUNTER OFFERS, IF ANY, ARE NOT INCLUDED IN THIS COUNTER OFFER UNLESS RESTATED HEREIN.

This Counter Offer form will not be a part of the Purchase and Sale Agreement and be binding until accepted and signed by all parties.

Until notice of acceptance is delivered the subject Property is still on the market for sale, and this offer may be revoked at any time with notice, and the Property may be sold to any other party.

Time Limit of Offer: This Offer may be withdrawn at any time before acceptance with notice. Offer terminates if not accepted by 05:00 o'clock ☐ am/☑ pm, local time, on the 10 day of March, 2022.

[redacted] 03/09/2022
[redacted] *DATE* ____________________ **Seller/Buyer** ***(Party making counter offer) DATE***

The undersigned has received and
☑ **ACCEPTED** this offer
☐ **REJECTED** this offer
☐ **COUNTERED** this offer with Counter Offer #________

[redacted] dotloop verified 03/09/22 8:55 PM PST IUSS-BPZN-XKZQ-MJQD ay of ________________, __________.

Seller/Buyer ***(Responding Party)*** **Seller/Buyer** ***(Responding Party)***

Acknowledgement of Receipt. ______________________ hereby acknowledges receipt of the final accepted offer on ____________ at ________ o'clock ☐ am/ ☐ pm, and this shall be referred to as the Binding Agreement Date for purposes of establishing performance deadlines as set forth in the Agreement.